Exhibit 3.2.34

BY - LAWS

ARTICLE I

OFFICES

Section 1.               The registered office shall be c/o Equinox South Beach, Inc. at: 895 Broadway, New York, New York 10003.

Section 2.               The corporation may also have offices at such other places both within and without the State of Florida as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 1.               All meetings of the stockholders for the election of director shall be held in the City of Miami Beach, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Florida as shall be designated from time to time by the board of directors as stated in the notice of the meeting.  Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Florida, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.               Annual meetings of stockholders, commencing with the year 2004, shall be held on the second Tuesday in the fifth month following the completion of the Corporation’s fiscal year, and if said date is a legal holiday, then on the next business day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3.               Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than fifty days before the date of the meeting.

Section 4.               The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the right to vote at any meeting ins challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

Section 5.               The election of directors and any other vote by ballot at any meeting of the shareholders shall be supervised by at least two inspectors if requested by a shareholder present in person or represented by proxy and entitled to vote at such meeting.  Such inspectors may be appointed by the presiding officer before or at the meeting; or if one or both inspectors so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting.

Section 6.               Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the president, shall be called by the president, or  at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.

Section 7.               Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 8.               Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 9.               The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10.             When a quorum is present at any meeting the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Florida Business Corporation Act or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 11.             Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after eleven (11) months from its date, unless the proxy provides for a longer period.

At all elections of directors of the corporation each stockholder having voting power shall be entitled to exercise the right of cumulative voting as provided in the certificate of incorporation.

Section 12.             Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 13.             The President, or, in his/her absence, a Vice President, shall preside at meetings of the shareholders.  The Secretary shall act as secretary of the meeting or, in his/her absence, a Assistant Secretary, shall act, or if neither is present, then the presiding officer may appoint a person to act as secretary of the meeting.

Section 14.             Except as otherwise provided by these by-laws or any resolutions adopted by the shareholder or Board of Directors, the order of business and all other maters of procedure at every meeting of shareholders shall be determined by the presiding officer.  Not less than 15 minutes following the presentation of any resolution to any meeting of shareholder, the presiding officer may announce that further discussion on such resolution shall be limited to not more than three persons who favor and not more than three persons who oppose such resolution, each of whom shall be designated by the presiding officer and shall thereupon be entitled to speak thereon for not more than five minutes.  After such persons, or such a lesser number thereof as shall advise the presiding officer of their desire so to speak, shall have spoken on such resolution, the presiding officer may direct a vote on such resolution without further discussion thereon at the meeting.

ARTICLE III

DIRECTORS

Section 1.               The number of directors constituting the entire board shall be fixed from time to time by the Board of Directors and shall not be less than three, except that where all the shares of a Corporation are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified; provided, that a Director may resign as stated herein.  Directors need not be stockholders.

Section 2.               Any director may resign his office at any time by delivering his resignation in writing to the President or the Secretary.  It will take effect at the time specified therein or, if no time is specified, it sill be effective at the time of its receipt by the Corporation.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 3.               Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.  If there are no directors in office, then an election of directors may be held in the manner provided by the Florida Business Corporation Act.  If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorship, or to replace the directors chosen by the directors then in office.

Section 4.               The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by the Florida Business Corporation Act or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 5.               The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Florida.

Section 6.               The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.  In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 7.               Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 8.               Special meetings of the board may be called by the president on one day’s notice to each director, either personally or by mail or by telegram or by electronic mail; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director; in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

Section 9.               At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by the Florida Business Corporation Act or by the certificate of incorporation.  If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10.             The President, or, in his/her absence, a Vice President, shall preside at meetings of the board of directors.  The Secretary shall act as secretary of the meeting or, in his/her absence, a Assistant Secretary, shall act, or if neither is present, then the presiding officer may appoint a person to act as secretary of the meeting.

Section 11.             Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 12.             Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors or any committee designated by the board of directors, may participate in a meeting of the board of directors or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

COMMITTEES OF DIRECTORS

Section 13.             The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of three or more of the directors of the corporation.  The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to:

(i) The submission to shareholders of any action that needs shareholders’ approval under this chapter;

(ii)  The filling of vacancies in the board of directors or in any committee;

(iii)  The fixing of compensation of the directors for serving on the board or any committee;

(iv)  The amendment or repeal of the by-laws, or the adoption of new by-laws;

(v)  The amendment or repeal of any resolution of the board which by its terms shall not be so amendable or repealable.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 14.             Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

COMPENSATION OF DIRECTORS

Section 15.             Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of committees may be allowed like compensation for attending committee meetings.

REMOVAL OF DIRECTORS

Section 16.             Any director may be removed with or without cause at any time by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the votes cast at a meeting of the shareholders by the holders of shares present in person or represented by proxy entitled to vote at a special meeting of the shareholders called for that purpose.

ARTICLE IV

NOTICES

Section 1.               Whenever, under the provisions of Florida Business Corporation Act Business Corporation Law or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given by telegram or electronic mail.

ARTICLE V

OFFICERS

Section 1.               The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer.  The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.  Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide; provided, that the offices of President and Secretary shall be held by different persons.  The board of directors may also elect a chairman of the board who shall have such duties as shall be assigned to him by the board of directors.

Section 2.               The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, one or more vice-presidents, a secretary and a treasurer.

Section 3.               The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.  The board of directors may require any officer to give security for the faithful performance of his duties.

Section 4.               The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5.               The officers of the corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors.  Any vacancy occurring in any office of the corporation shall be filled for the unexpired portion of the term by the board of directors.  Any officer may resign his office at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the Corporation.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

THE PRESIDENT

Section 6.               The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors and, subject to the control of the board of directors, shall supervise and control all business and affairs of the Corporation, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.  He shall when present preside at all meetings of the shareholders and the board of directors.

Section 7.               He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE-PRESIDENTS

Section 8.               Each Vice President, if any, shall have such powers and perform such duties as may be determined by the President and assigned to him by the President.  In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARY

Section 9.               The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all proceedings of the meetings of the corporation and of the board of directors in a minute book to be kept for that purpose and shall perform like duties for the committees when required.  The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be.  The secretary shall have custody of the seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument and when so affixed, it may be attested by his signature or by the signature of such assistant secretary.  The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.  The secretary shall keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder and shall have general charge of stock transfer books of the Corporation.

Section 10.             The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 11.             The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.  The treasurer shall have power to receive and give receipts for monies due and payable to the Corporation from any source whatsoever.

Section 12.             The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 13.             If required by the board of directors, the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under this control belonging to the corporation.

Section 14.             The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event or his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES FOR SHARES

Section 1.               The shares of the corporation shall be represented by a certificate.  Certificates shall be signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation.

Upon the face or back of each stock certificate issued to represent any partly paid shares shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in applicable provisions of the Florida

Business Corporation Act, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2.               Any or all of the signatures on a certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.  If such certificate is countersigned by a transfer agent other than the Corporation or its employees, or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles and, if permitted by law, any other signature may be a facsimile.

LOST CERTIFICATES

Section 3.               The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issuance of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFER OF STOCK

Section 4.               Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.  The Corporation shall maintain at its principal office or at the office of its attorneys an office where shares of the Corporation shall be transferable.  The Corporation may also maintain one or  more registry offices where such shares shall be registered.  The board of directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock.

FIXING RECORD DATE

Section 5.               In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.  If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if not notice is given, the day on which the meeting is held.  For all other purposes, the record date for determining shareholders shall be at the close of business on the date on which the resolution of the board relating thereto is adopted.

REGISTERED STOCKHOLDERS

Section 6.               The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Florida Business Corporation Act.

ARTICLE VII

DIVIDENDS

Section 1.               Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared out of funds legally available therefor by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 1.               Annual Statement.  The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Section 2.               Checks; contracts; deposits.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.  Unless otherwise provided by law or resolution of the board of directors, any contract, document or other instrument, including contracts or instruments evidencing indebtedness of the Corporation, shall be valid and binding on the Corporation only if executed and delivered in its name and on its behalf by either the President or such other persons who have been designated by resolution of the board of directors as authorized signatories of contracts, documents or other instruments.    All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the board of directors may select or as may be designated by any officer or officers of the Corporation.

Section 3.               Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 4.               Corporate Seal.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Florida”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 5.               Indemnification.  The corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by law.

ARTICLE IX

AMENDMENTS TO BY-LAWS

Section   1.             The by-laws may be altered, amended or repealed or new by-laws may be made or adopted by the board of directors at any regular or special meeting of the board of directors; except that no alteration, amendment  or repeal to Article III or this Article IX may be made with out the consent of the shareholders as set forth in the next sentence.  The by-laws of the Corporation may also be altered, amended or repealed or new by-laws may be made or adopted by the vote of a majority in interest of the shareholders represented and entitled to vote upon election of directors, at any meeting at which a quorum is present.